UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event):  November 19, 2013

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

At the November 19, 2013 Meeting of the Board of Directors of MVB Financial Corp. (“MVB Financial”), in fulfilling its responsibility for effective board governance of MVB Financial and its subsidiaries (herein after collectively referred to as “MVB”), the Board of Directors of MVB Financial has duly established the Facilities Planning Committee (the “Committee”) as a standing committee of the MVB Financial Board of Directors.  The Committee is established to provide oversight, guidance, and make recommendations regarding all existing and potential MVB facilities, as appropriate and warranted.

Members of the MVB Financial Board of Directors elected to the Committee are as follows:

James R. Martin, Chair

David B. Alvarez

John W. Ebert

Samuel J. Warash

The Committee will meet as often as necessary to carry out its responsibilities.  The Committee Chair, in consultation with the other members of the Committee shall set the time, frequency and length of each Committee meeting and may call special Committee meetings when necessary.

Appropriate reports of the Committee will be provided to the MVB Financial Board of Directors at its next regularly scheduled Board of Directors meeting following any Committee meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.

	By	/s/ Larry F. Mazza
Chief Executive Officer

Date: November 22, 2013

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